                                                                    EXHIBIT 10.1


                 CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Selected Financial Data" in this Annual Report (Form 20-F) for the year ended January 31, 2002, and to the incorporation by reference in the Registration Statements (Forms S-8, SEC File Nos. 333-11598 and 333-72320) pertaining to the 1990 Share Option Scheme, the 1997 Share Option Scheme, the 1998 Directors and Consultants Option Scheme, the Exceptis Share Option Scheme, the 1999 Employee Savings Related Share Option Scheme and the 1999 U.S. Employee Share Purchase Plan of Trintech Group PLC of our report dated February 26, 2002 with respect to the consolidated financial statements of Trintech Group PLC included in this Annual Report (Form 20-F) for the year ended January 31, 2002.



/s/ Ernst & Young

Dublin, Ireland
May 2, 2002